Exhibit 2.3

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of February 9, 2021, among Helix Technologies, Inc., a Delaware corporation (the “Company”), Forian Inc., a Delaware corporation (“Parent”), DNA Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Medical Outcomes Research Analytics, LLC, a Delaware limited liability company (“MOR”).

RECITALS

WHEREAS, the Company, Parent, Merger Sub and MOR entered into that certain Agreement and Plan of Merger, dated October 16, 2020, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of December 30, 2020 (as amended, the “Merger Agreement”);

WHEREAS, pursuant to Section 8.04 of the Merger Agreement, the Merger Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval by an instrument in writing signed on behalf of each of the parties;

WHEREAS, the parties desire to amend the Merger Agreement as provided in this Amendment such that the End Date (as defined in the Merger Agreement) is changed from February 26, 2021 to March 5, 2021.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties agree as follows:

1.          Definitions.  Each capitalized term used but not defined in this Amendment shall have the meaning assigned to such term in the Merger Agreement.

2.          Amendment to Section 8.01(b)(i) of the Merger Agreement.  The phrase “if the Merger is not consummated on or before February 26, 2021 (the “End Date”)” in Section 8.01(b)(i) of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

“if the Merger is not consummated on or before March 5, 2021 (the “End Date”)”

3.          No Other Effect on Merger Agreement.  Except as expressly set forth herein, all of the terms, conditions, obligations, covenants and agreements of the Merger Agreement shall continue in full force and effect after the execution of this Amendment, and shall not be in any way amended, changed, modified or superseded by the terms set forth herein.  This Amendment shall form a part of the Merger Agreement for all purposes, and each party shall be bound hereby.  From and after the execution of this Amendment by the parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended by this Amendment.  Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as October 16, 2020, and references in the Merger Agreement to “the date first written above,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to October 16, 2020.

4.          Miscellaneous.  Sections 8.04 and 8.05 of the Merger Agreement and Article IX of the Merger Agreement are hereby incorporated by reference into this Amendment and shall apply mutatis mutandis to this Amendment.

5.          Counterparts. This Amendment may be executed in multiple counterparts, including by facsimile or by email with .pdf attachments, all of which shall be deemed an original and considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company, Parent, MOR and Merger Sub have duly executed this Agreement, effective as of the date first written above.

HELIX TECHNOLOGIES, INC.

By:	/s/ Zachary L. Venegas
Name:	Zachary L. Venegas
Title:	Chief Executive Officer

FORIAN INC.

By:	/s/ Max Wygod
Name:	Max Wygod
Title:	Executive Chairman

DNA MERGER SUB INC.

By:	/s/ Max Wygod
Name:	Max Wygod
Title:	Executive Chairman

MEDICAL OUTCOMES RESEARCH ANALYTICS, LLC

By:	/s/ Max Wygod
Name:	Max Wygod
Title:	Manager

[Signature Page to Amendment No. 2 to Merger Agreement]